EXHIBIT  23.1          CONSENT  OF  BROWN  &  ASSOCIATES,  PLLC

                            BROWN & ASSOCIATES, PLLC
           7400 Carmel Executive Park, Suite 120, Charlotte, NC  28226
               TELEPHONE (704) 542-2525; FACSIMILE (704) 541-4751

                                January 31, 2001


Board of Directors
PrimeLink Systems, Inc.
10135 Hereford Road
Folsom, Louisiana  70437

     Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

     Very truly yours,


                             /s/ Harold H. Martin
                             --------------------
                                 Harold H. Martin
                                   for
                                 Brown & Associates, PLLC